Exhibit 5.1

DORNBUSH SCHAEFFER STRONGIN & VENAGLIA, LLP	747 Third Avenue, 11th Floor New York, NY 10017 (212) 759-3300 http://www.dssvlaw.com

September 19, 2013

Forest Laboratories, Inc.
909 Third Avenue
New York, New York

Re:           Forest Laboratories Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Forest Laboratories, Inc., a corporation organized under the laws of the State of Delaware (the Company), in connection with the preparation of a registration statement on Form S-8 (the Registration Statement) to be filed by the Company with the Securities and Exchange Commission on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the Securities Act), by the Company of 28,000,000 shares of common stock of the Company, par value $0.10 per share (Common Stock), which may be issued under the Company’s 2007 Equity Incentive Plan, as amended (the Equity Plan). All shares of Common Stock registered under the Registration Statement are herein called the Shares.

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company (the Certificate of Incorporation), the Amended and Restated Bylaws of the Company, the Registration Statement, all relevant resolutions adopted by the Company’s Board of Directors, and other records, certificates and documents that we have deemed necessary or appropriate for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary or appropriate to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed (i) the accuracy of all documents and information furnished to us, (ii) the genuineness of all signatures of all parties; (iii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iv) the capacity of natural persons.  We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Equity Plan that would expand, modify or otherwise affect the terms of the Equity Plan or the respective rights or obligations of the participants thereunder.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein, and in reliance on the statements of fact contained in documents that we have examined, we are of the opinion that the Shares, when duly issued and sold in accordance with the terms set forth in the Equity Plan and against payment therefore, and when the Registration Statement has become effective under the Securities Act, will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction or any other laws of the State of Delaware.  This opinion is limited to the effect of the current state of the General Corporation Law of the State of Delaware and to the facts as they current exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

DORNBUSH SCHAEFFER STRONGIN & VENAGLIA, LLP